Exhibit 10.33

Kemper Corporation 2011 Omnibus Equity Plan
TIME-VESTED RESTRICTED STOCK UNIT AWARD AGREEMENT

(Installment-Vesting Form)

This TIME-VESTED RESTRICTED STOCK UNIT AWARD AGREEMENT (“Agreement”) is made as of this ______ day of ___________, ____ (“Grant Date”) between KEMPER CORPORATION, a Delaware corporation (the “Company”), and «name» (the “Award Holder”) for an Award of an aggregate of «shares» («shares») restricted stock units (the “RSUs”), each representing the right to receive one share of the Company’s common stock (“Common Stock”) on the terms and conditions set forth in this Agreement.
SIGNATURES
As of the date set forth above, the parties have accepted the terms of this Agreement by signing this Agreement by an electronic signature, and each party agrees that such signature shall not be denied legal effect, validity or enforceability solely because it was submitted or executed electronically.
KEMPER CORPORATION         AWARD HOLDER
By: «CEO Signature and Title»    By: «name»

RECITALS
A.    The Board of Directors of the Company has adopted the Kemper Corporation 2011 Omnibus Equity Plan (the “Plan”), including all amendments to date, to be administered by the Compensation Committee of the Company’s Board of Directors or any subcommittee thereof, or any other committee designated by the Board to administer the Plan (the “Committee”). Capitalized terms that are not defined herein shall be defined in accordance with the Plan.
B.    The Plan authorizes the Committee to grant to selected employees, directors and Third Party Service Providers of the Company or any Affiliate of the Company awards of various types, including restricted stock units providing the right to receive shares of Common Stock under specified terms and conditions.
C.    Pursuant to the Plan, the Committee has determined that it is in the best interest of the Company and its shareholders to grant the Award Holder an Award of restricted stock units

As of 2-7-17

under the terms and conditions specified in this Agreement as an inducement to remain in the service of the Company and an incentive for increased effort during such service.
NOW, THEREFORE, the parties hereto agree as follows:
1.    Grant. The Company grants the RSUs to the Award Holder, subject to the terms and conditions set forth in this Agreement. Except as otherwise set forth herein, the RSUs shall not entitle the Award Holder to any rights of a shareholder of Common Stock.
2.    Vesting and Forfeiture.
(a)    Restricted Period. The RSUs shall be restricted during a period (the “Restricted Period”) beginning on the Grant Date and expiring on the date(s) that they vest in accordance with the next sentence (the “Vesting Date(s)”), provided that the RSUs have not vested early or been forfeited pursuant to Section 2(c) below and: (i) the Award Holder is in Service (as hereafter defined) on the Vesting Date; or (ii) the Award Holder is Retirement Eligible (as hereafter defined) prior to the date the Award Holder terminates Service and the Award Holder has not, at any time prior to or on the Vesting Date, become an employee of a competitor of the Company or any of its Affiliates or otherwise engaged in any activity that is competitive with the Company or any of its Affiliates, as determined by the Company in its sole discretion. The Vesting Dates are, for the first of four equal installments of the RSUs, the six-month anniversary of the Grant Date (the “Initial Vesting Date”), and for each of the remaining three installments, respectively, the first, second and third anniversaries of the Initial Vesting Date.
(b)     Certain Definitions.
(i) “Service” means that the Award Holder is employed by, or a Third Party Service Provider or member of the board of directors of, the Company or an Affiliate.
(ii) “Retirement Eligible” means that the Award Holder has either attained age 60 and completed 10 years of Service as an Employee or attained age 65 and completed 5 years of Service as an Employee.
(iii) “Disability” means that the Award Holder either:
(A) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and, with respect to an Award Holder who is an Employee, is receiving income replacement benefits for a period of not less than three months under an accident and health plan (e.g. a long term disability plan) covering Employees of the Company or Affiliate that employs the Award Holder; or
(B) has been determined to be totally disabled by the Social Security Administration or Railroad Retirement Board.

As of 2-7-17

(c)    Termination of Service. During the Restricted Period, the RSUs may be subject to early vesting or forfeiture in accordance with the following provisions:
(i)    Death or Disability. Notwithstanding the foregoing, the Vesting Date shall be the date of the Award Holder’s death or Disability if the Award Holder dies or becomes Disabled: (a) while in Service; or (b) after terminating Service if the Award Holder (1) was Retirement Eligible on the date of such termination of Service, and (2) had not, at any time prior to the date of the Award Holder’s death or Disability, become an employee of a competitor of the Company or any of its Affiliates or otherwise engaged in any activity that is competitive with the Company or any of its Affiliates, as determined by the Company in its sole discretion. On such Vesting Date, any of the RSUs that were outstanding but not vested shall immediately vest.
(ii)    Divestiture of Employer. If the Company divests its controlling interest in an Affiliate, or if its control of such Affiliate otherwise ceases, and the Award Holder is in Service to such Affiliate and is not in Service to the Company or another Affiliate, then all unvested RSUs shall be forfeited to the Company on the date of such divestiture or cessation of control, except if the Award Holder is Retirement Eligible on such date, in which case the Award Holder may continue to vest in accordance with Section 2(a).
(iii)     Other Termination of Service. If the Award Holder ceases to be in Service prior to becoming Retirement Eligible under circumstances other than those set forth in the foregoing subsections (i) or (ii), or if the Award Holder’s Service is terminated for Substantial Cause prior to or after becoming Retirement Eligible, all unvested RSUs held by the Award Holder shall be forfeited to the Company on the date of such cessation of Service or termination, notwithstanding any otherwise applicable term of this Agreement that provided for vesting or non-forfeitability, including (but not limited to) Section 2(a).
3.     Conversion of RSUs; Issuance of Common Stock. Except as otherwise provided in Section 8, the Company shall cause one share of Common Stock to be issued, within the time period provided below, for each RSU that is vesting upon the applicable Vesting Date.
Any issuance of Common Stock shall be subject to applicable tax withholding obligations as described in Section 6 and shall be in book-entry form, registered in the Award Holder’s name (or in the name of the Award Holder’s Representative, as the case may be), in payment of whole RSUs. Except as otherwise provided in Section 8, in no event shall the date that Common Stock is issued to the Award Holder (“Settlement Date”) occur later than the first to occur of (a) March 15th following the calendar year in which the Vesting Date occurred, or (b) ninety (90) days following the applicable Vesting Date.
4.     Dividend Equivalents. If a cash dividend is declared and paid by the Company with respect to the Common Stock during the Restricted Period, the Award Holder shall be entitled to receive a cash payment equal to the total cash dividend the Award Holder would have received had the RSUs been actual shares of Common Stock, subject to applicable tax withholding obligations as described in Section 6. The cash payment shall be made on the date that the dividends are payable to holders of Common Stock (the “Dividend Payment Date”).  The rules of Treas. Reg. § 1.409A-3(d) shall be applied in determining whether a cash payment is made on the Dividend Payment Date.

As of 2-7-17

5.    Fair Market Value of Common Stock. The fair market value (“Fair Market Value”) of a share of Common Stock shall be determined for purposes of this Agreement by reference to the closing price of a share of Common Stock as reported by the New York Stock Exchange (or such other exchange on which the shares of Common Stock are primarily traded) for the Grant Date or Vesting Date, as applicable, or if no prices are reported for that day, the last preceding day on which such prices are reported (or, if for any reason no such price is available, in such other manner as the Committee in its sole discretion may deem appropriate to reflect the fair market value thereof).
6.    Withholding of Taxes. The Award Holder acknowledges that the vesting of the RSUs will result in the Award Holder being subject to payroll taxes upon the Vesting Date (to the extent that payroll taxes have not previously become due) and that the conversion of the RSUs to Common Stock will result in the Award Holder being subject to income taxes upon the Settlement Date. Upon a required withholding date, the Company will deduct from the shares of Common Stock that are otherwise due to be delivered to the Award Holder a number of whole shares of Common Stock having a Fair Market Value not in excess of the tax withholding requirements based on the maximum statutory withholding rates for the Award Holder for federal, state and local tax purposes (including the Award Holder’s share of payroll or similar taxes) in the applicable jurisdiction, and the Award Holder shall remit to the Company in cash any and all applicable withholding taxes that exceed the amount available to the Company using whole shares.
The Award Holder further acknowledges that the Award Holder will be subject to payroll taxes upon becoming Retirement Eligible prior to termination of the Award Holder’s Service and agrees that the Company or its Affiliate shall withhold such payroll taxes from any other compensation paid by the Company or its Affiliate to the Award Holder.
The Company shall withhold from any dividend equivalents paid during the Restricted Period an amount not in excess of the tax withholding requirements based on the maximum statutory withholding rates for the Award Holder for federal, state and local tax purposes (including the Award Holder’s share of payroll or similar taxes) in the applicable jurisdiction.
7.    Code Section 409A. The Company intends that the Award hereunder shall either be exempt from the application of, or compliant with, the requirements of Section 409A and this Award Agreement shall be interpreted and administered in accordance with such intent. In no event shall the Company and/or its Affiliates be liable for any tax, interest or penalties that may be imposed on the Award Holder (or the Award Holder’s estate) under Code Section 409A.
8.    Shares to be Issued in Compliance with Federal Securities Laws and Other Rules. No shares of Common Stock issuable in settlement of the RSUs shall be issued and delivered unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933, as amended (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of the New York Stock Exchange (or such other exchange(s) or market(s) on which shares of the same class are then listed) and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery. The Company shall use its best efforts and take all necessary or appropriate actions to assure that such full compliance on the part of the Company is made. By signing this Agreement, the Award Holder represents and

As of 2-7-17

warrants that none of the shares to be acquired in settlement of the RSUs will be acquired with a view towards any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder, or any applicable “blue sky” laws, and that the Award Holder hereby agrees to indemnify the Company in the event of any violation by the Award Holder of such Act, rules, regulations or laws. The Company will use its best efforts to complete all actions necessary for such compliance so that settlement can occur within the period specified in Section 3; provided that if the Company reasonably anticipates that settlement within such period will cause a violation of applicable law, settlement may be delayed provided that settlement occurs at the earliest date at which the Company reasonably anticipates that such settlement will not cause a violation of applicable law, all in accordance with Treas. Reg. § 1.409A-2(b)(7)(ii).
9.    No Assignment or Other Transfer. During the Restricted Period, neither this Agreement, the RSU nor any rights and privileges granted hereby may be transferred, assigned, pledged or hypothecated in any way, whether by operation of the law or otherwise, except by will or the laws of descent and distribution. Without limiting the generality of the preceding sentence, no rights or privileges granted hereby may be assigned or otherwise transferred during the Restricted Period to the spouse or former spouse of the Award Holder pursuant to any divorce proceedings, settlement or judgment. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Agreement, the RSUs or any other rights or privileges granted hereby contrary to the provisions hereof shall be null and void and of no force or effect.
10.    Certain Adjustments; Change in Control.
(a)    The provisions of Sections 4.4 and 19.2 of the Plan relating to certain adjustments in the case of stock splits, reorganizations, equity restructurings and similar matters described therein are hereby incorporated in and made a part of this Agreement. Any such adjustments shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Common Stock shall be issued under the Plan on any such adjustment.
(b)    The RSUs may be subject to termination or early vesting in connection with a Change in Control in accordance with the provisions of Section 18.3 of the Plan.
11.    Participation by Award Holder in Other Company Plans. Nothing herein contained shall affect the right of the Award Holder to participate in and receive benefits under and in accordance with the then current provisions of any retirement plan or employee welfare benefit plan or program of the Company or of any Affiliate of the Company, subject in each case, to the terms and conditions of any such plan or program.
12.    Not an Employment or Service Contract. Nothing herein contained shall be construed as an agreement by the Company or any of its Affiliates, expressed or implied, to employ or contract for the services of the Award Holder, to restrict the right of the Company or any of its Affiliates to discharge the Award Holder or cease contracting for the Award Holder’s services or to modify, extend or otherwise affect in any manner whatsoever, the terms of any employment

As of 2-7-17

agreement or contract for services which may exist between the Award Holder and the Company or any of its Affiliates.
13.    Agreement Subject to the Plan. The RSUs hereby granted are subject to, and the Company and the Award Holder agree to be bound by, all of the terms and conditions of the Plan, as the same may be amended from time to time hereafter in accordance with the terms thereof, but no such amendment shall adversely affect the Award Holder’s rights under this Agreement without his or her prior written consent. To the extent that the terms or conditions of this Agreement conflict with the terms or conditions of the Plan, the Plan shall govern.
14.    Arbitration. Notwithstanding the terms of any other agreement in effect between the parties, all disputes related to this Agreement or any RSUs granted hereunder shall be submitted to final and binding arbitration with the American Arbitration Association (“AAA”) pursuant to the AAA Employment Arbitration Rules and Mediation Procedures (“AAA Rules”) as amended from time to time. A copy of the AAA Rules is available to the Award Holder upon written request to the Company’s Director of Human Resources at One East Wacker Drive, Chicago, Illinois 60601 (or such other address as the Company may specify from time to time), or may be obtained online at: www.adr.org.
To initiate arbitration, either party must file a Demand for Arbitration (“Demand”) in the manner described in the AAA Rules. After a Demand has been filed and served, either party may request that the dispute initially be mediated pursuant to the AAA Rules, in which event such dispute shall be mediated. If mediation does not fully resolve the dispute or if neither party requests mediation, then the matter will be subject to arbitration before a single arbitrator who shall have the power to award any types of legal or equitable relief (other than punitive damages) available in a court of competent jurisdiction, including, but not limited to, attorneys’ fees and costs, and all defenses that would be applicable in a court of competent jurisdiction shall be available. Unless provided otherwise in the arbitrator’s award, each party will pay its own attorneys’ fees and costs. To the extent required by law or the AAA Rules, all administrative costs of arbitration (including reimbursement of filing fees) and the fees of the arbitrator will be paid by the Company. The parties agree that no class action proceedings (or joinder or consolidation with claims of any other person) may be brought in connection with this Agreement without the written consent of both parties.
15.    Governing Law. This Agreement and any disputes hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without application of its conflicts of laws principles, and the Federal Arbitration Act.
16.    Miscellaneous. This Agreement, together with the Plan, is the entire agreement of the parties with respect to the RSUs granted hereby and may not be amended except in a writing signed by both the Company and the Award Holder. If any provision of this Agreement is deemed invalid, it shall be modified to the extent possible and minimally necessary to be enforceable, and, in any event, the remainder of this Agreement will be in full force and effect.
17.    Forfeiture and Clawback of Award. Notwithstanding the terms regarding vesting and forfeiture or any other provision set forth in this Agreement and as a condition to the receipt of

As of 2-7-17

this Award, the rights, payments and benefits with respect to this Award are subject to reduction, cancellation, forfeiture, or recoupment by the Company if and to the extent required in accordance with Company policy as in effect from time to time (“Company Policy”), and/or as otherwise required by applicable law, rule or regulation of the Securities and Exchange Commission, or rule or listing requirement of the New York Stock Exchange as in effect from time to time (collectively with the Company Policy, “Applicable Requirements”) in connection with an accounting restatement or under such other circumstances as specified in the Applicable Requirements. Any action taken under this provision shall be made pursuant to the Company’s determination, which shall be final, binding and conclusive.
Additional Provisions Applicable to Executive Officers Only:
18.    Stock Holding Period. The Award Holder agrees to hold the shares of Common Stock acquired upon the vesting of the RSUs for a minimum of twelve months following their Vesting Date. This holding period shall not apply to shares of Common Stock withheld by the Company to settle tax liabilities related to vesting, and as otherwise may be provided under the Company’s Stock Ownership Policy.

As of 2-7-17